Exhibit 99.1

FOR IMMEDIATE RELEASE April 19, 2022

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports first quarter 2022 EPS of $1.40

GULFPORT, Miss. (April 19, 2022) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the first quarter of 2022. Net income for the first quarter of 2022 totaled $123.5 million, or $1.40 per diluted common share (EPS), compared to $137.7 million, or $1.55 per diluted common share, in the fourth quarter of 2021. The first quarter of 2022 did not include any nonoperating items, while the fourth quarter of 2021 included ($4.9) million, or ($0.04) per share after-tax, of net nonoperating income items. The company reported net income for the first quarter of 2021 of $107.2 million, or $1.21 per diluted common share.

First Quarter 2022 Highlights

•
Operating pre-provision net revenue (PPNR) totaled $134.5 million, up slightly, linked-quarter
•
Core loan growth of $385.3 million, or 8% linked-quarter annualized (LQA), more than offset the impact of $196.2 million in PPP loan forgiveness, leading to an overall increase in total loans of $189.1 million
•
Deposits increased $33.8 million, or less than 1% LQA, as the mix shifted from interest-bearing to noninterest-bearing
•
ACL coverage remained strong at 1.63% (1.66% excluding PPP loans)
•
Nonperforming loans and criticized commercial loans declined 24% and 2%, respectively linked-quarter
•
NIM widened 1 basis point (bp) to 2.81%
•
CET1 ratio estimated at 11.12%, up 3 bps; TCE ratio 7.15%, down 56 bps

“We are pleased to report another solid quarter and a good start to 2022,” said John M. Hairston, President and CEO. “Despite the ongoing challenges in today’s environment, our first quarter’s results were on track, with core loan growth of 8% LQA, stable deposits, the beginning of a widening NIM, historically low levels of asset quality metrics, continued expense management and solid capital levels. We will continue to execute our strategic plan and adjust for any challenges in today’s ever changing environment.”

Loans

Core loans increased $385.3 million, up 8% LQA, from December 31, 2021, more than offsetting the impact of $196.2 million in PPP loan forgiveness. Markets across the footprint grew reflected by net increases in the Eastern Region, up $300 million linked-quarter, and an increase of $107 million in the Western Region.

The Central Region was virtually unchanged from year-end 2021. Specialty lines, such as Equipment Finance, grew $90 million linked-quarter while amortizing only indirect and energy portfolios were down $33 million and $16 million, respectively. Healthcare loans decreased $75 million, net, linked-quarter. Management continues to expect core loans to grow by 6-8% in 2022, with quarterly results reflecting normal seasonality.

Total loans were $21.3 billion at March 31, 2022, up $189.1 million from December 31, 2021. Average loans totaled $21.1 billion for the first quarter of 2022, up $351.9 million, or 2%, linked-quarter.

Deposits

Total deposits at March 31, 2022 were $30.5 billion, up $33.8 million, or nearly flat, from December 31, 2021. During the quarter, seasonal runoff in public funds and interest-bearing transaction and savings deposits was more than offset by an increase in both commercial and consumer noninterest bearing demand deposit accounts (DDAs).

DDAs totaled $15.0 billion at March 31, 2022, up $583.9 million, or 4%, from December 31, 2021 and comprised almost half (49%) of total period-end deposits. Interest-bearing transaction and savings deposits totaled $11.5 billion at the end of the first quarter of 2022, a decrease of $188.9 million, or 2%, linked-quarter. Compared to December 31, 2021, time deposits of $1.0 billion were down $80.9 million, or 7%. Interest-bearing public fund deposits decreased $280.3 million, or 9%, linked-quarter, ending March 31, 2022 at $3.0 billion.

Average deposits for the first quarter of 2022 were $30.0 billion, up $279.1 million, or 1%, linked-quarter. Management expects 2022 period-end deposit levels to remain flat to slightly down compared to year-end 2021.

Asset Quality

The total allowance for credit losses (ACL) was $348.6 million at March 31, 2022, down $22.8 million from December 31, 2021. During the first quarter of 2022, the company recorded a negative provision for credit losses of $22.5 million, compared to a negative provision of $28.4 million in the fourth quarter of 2021. Net charge-offs totaled $0.3 million in the first quarter of 2022, or 0.01% of average total loans on an annualized basis, flat from $0.7 million, or 0.01% of average total loans in the fourth quarter of 2021. The ratio of ACL to period-end loans was 1.63% (1.66% excluding PPP loans) at March 31, 2022, compared to 1.76% (1.80% excluding PPP loans) at December 31, 2021.

The company’s overall asset quality metrics continued to improve and currently sit at historically low levels, with commercial criticized and total nonperforming loans down 2% and 24%, respectively, linked-quarter. Nonperforming assets (NPAs) totaled $51.7 million at March 31, 2022, down $15.2 million, or 23%, from December 31, 2021. During the first quarter of 2022, total nonperforming loans decreased $14.0 million, or 24%, while ORE and foreclosed assets were down $1.2 million, or 16% linked-quarter. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 0.24% at March 31, 2022, down 8 bps from December 31, 2021.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the first quarter of 2022 was $231.0 million, a decrease of $0.9 million, or less than 1%, from the fourth quarter of 2021.

The net interest margin (NIM) (TE) was 2.81% in the first quarter of 2022, an increase of 1 bp linked-quarter. Changes related to the March 2022 increase in rates and a shift in the mix of earning assets led to a 7 basis point improvement in the earning asset yield, however that was mostly offset by the impact from the forgiveness of almost $200 million in PPP loans (-6 bps).

Average earning assets were $33.2 billion for the first quarter of 2022, up $288.3 million, or 1%, from the fourth quarter of 2021. Management expects the NIM to continue widening in 2022 due to expected future rate hikes.

Noninterest Income

Noninterest income totaled $83.4 million for the first quarter of 2022, down $6.2 million, or 7%, from the fourth quarter of 2021. In the fourth quarter of 2021, noninterest income included a $3.6 million gain from storm-related insurance proceeds (nonoperating item). Adjusting for these items, noninterest income for the first quarter of 2022 was down $2.6 million, or 3%, linked-quarter.

Service charges on deposits were up $0.3 million, or 2%, from the fourth quarter of 2021. The company disclosed via a press release on March 25, 2022 that it would eliminate consumer (retail) non-sufficient funds (NSF) fees and certain overdraft fees by year-end 2022. Those fees are included in the company’s service charges on deposits total.

Bankcard and ATM fees were down $0.2 million, or 1%, from the fourth quarter of 2021. Investment and annuity income and insurance fees were down $0.1 million, or 2%, linked-quarter. Trust fees were down $0.3 million, or 2% linked-quarter.

Fees from secondary mortgage operations totaled $3.7 million for the first quarter of 2022, down $1.7 million, or 31%, linked-quarter. Management expects a continued decline in secondary mortgage fees as rates begin to rise leading to a slowdown in activity compared to 2020’s refinance “boom”.

Other noninterest income totaled $14.9 million, down $4.2 million, or 22%, from the fourth quarter of 2021. The decrease is primarily related to the gain noted last quarter.

Noninterest Expense & Taxes

Noninterest expense totaled $179.9 million, down $2.5 million, or 1% linked-quarter. In the fourth quarter of 2021, noninterest expense included $1.3 million of net nonoperating expenses related primarily to partial reversals of accruals for Hurricane Ida expense and closed branch writedowns. Excluding these items, operating expense for the first quarter of 2022 was down $3.9 million, or 2%, linked-quarter.

Personnel expense totaled $107.4 million in the first quarter of 2022, down $0.7 million, or 1%, linked-quarter. The decrease is mainly related to ongoing savings associated with efficiency initiatives implemented in 2021.

Occupancy and equipment expense totaled $16.5 million in the first quarter of 2022, up $0.5 million, or 3%, from the fourth quarter of 2021. Amortization of intangibles totaled $3.7 million for the first quarter of 2022, down $0.2 million, or 4%, linked-quarter.

Gains on sales of ORE and other foreclosed assets exceeded expenses by $1.8 million in the first quarter of 2022, compared to net expense of $0.2 million in the fourth quarter of 2021. Other operating expense totaled $54.0 million in the first quarter of 2022, down $0.1 million, or less than 1%, linked-quarter.

The effective income tax rate for first quarter 2022 was 20.1%.

Capital

Common stockholders’ equity at March 31, 2022 totaled $3.5 billion, down $219.4 million, or 6%, from December 31, 2021. The tangible common equity (TCE) ratio was 7.15%, down 56 bps from December 31, 2021, mainly the result of a securities portfolio adjustment in AOCI. The company’s CET1 ratio is estimated to be 11.12% at March 31, 2022, up 3 bps linked-quarter. During the first quarter of 2022, the company repurchased 350,000 shares of its common stock at an average price of $52.79 per share. This stock repurchase is part of the Board authorization to repurchase up to 4,338,000 shares of the company’s common stock, set to expire December 31, 2022. To-date the company has repurchased 799,876 shares under this authorization.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 4:00 p.m. Central Time on Tuesday, April 19, 2022 to review these results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 844-200-6205 or 646-904-5544, access code 191325.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 26, 2022 by dialing 866-813-9403 or 929-458-6194, access code 061822.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concept “operating.” The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the impacts related to Russia’s military action in Ukraine, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns.

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
NET INCOME
Net interest income	$228,463	$229,296	$234,709	$234,643	$234,587
Net interest income (TE) (a)	231,008	231,931	237,477	237,497	237,509
Provision for credit losses	(22,527)	(28,399)	(26,955)	(17,229)	(4,911)
Noninterest income	83,432	89,612	93,361	94,272	87,089
Noninterest expense	179,939	182,462	194,703	236,770	193,072
Income tax expense	31,005	27,102	30,740	20,656	26,343
Net income	$123,478	$137,743	$129,582	$88,718	$107,172
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$—	$3,600	$—	$—	$—
Gain on sale of Hancock Horizon Funds	—	—	4,576	—	—
Gain on sale of Mastercard Class B common stock	—	—	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	—	(649)	(1,867)	40,812	—
Hurricane related expenses	—	(680)	5,092	—	—
Loss on redemption of subordinated notes	—	—	—	4,165	—
PERIOD-END BALANCE SHEET DATA
Loans	$21,323,341	$21,134,282	$20,886,015	$21,148,530	$21,664,859
Securities	8,481,095	8,552,449	8,308,622	8,633,133	8,005,990
Earning assets	32,997,323	33,610,435	32,348,036	32,075,450	32,134,637
Total assets	36,317,291	36,531,205	35,318,308	35,098,709	35,072,643
Noninterest-bearing deposits	14,976,670	14,392,808	13,653,376	13,406,385	13,174,911
Total deposits	30,499,709	30,465,897	29,208,157	29,273,107	29,210,520
Common stockholders' equity	3,450,951	3,670,352	3,629,766	3,562,901	3,416,903
AVERAGE BALANCE SHEET DATA
Loans	$21,122,038	$20,770,130	$20,941,173	$21,388,814	$21,745,298
Securities (b)	8,687,758	8,378,258	8,368,824	8,194,812	7,468,541
Earning assets	33,201,926	32,913,659	32,097,381	32,195,515	31,015,637
Total assets	36,003,803	35,829,027	35,207,960	35,165,684	34,078,200
Noninterest-bearing deposits	14,363,324	14,126,335	13,535,961	13,237,796	12,374,235
Total deposits	30,029,793	29,750,665	29,237,306	29,228,809	28,138,763
Common stockholders' equity	3,607,061	3,642,003	3,606,087	3,488,592	3,441,466
COMMON SHARE DATA
Earnings per share - diluted	$1.40	$1.55	$1.46	$1.00	$1.21
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.91	42.31	41.81	41.03	39.38
Tangible book value per share (period-end)	29.25	31.64	31.10	30.27	28.57
Weighted average number of shares - diluted	86,936	87,132	87,006	86,990	86,805
Period-end number of shares	86,460	86,749	86,823	86,847	86,777
Market data
High sales price	$59.82	$53.61	$48.19	$50.69	$47.37
Low sales price	50.25	45.06	39.07	40.25	32.52
Period-end closing price	52.15	50.02	47.12	44.44	42.01
Trading volume	29,005	23,889	22,482	25,570	28,963
PERFORMANCE RATIOS
Return on average assets	1.39%	1.53%	1.46%	1.01%	1.28%
Return on average common equity	13.88%	15.00%	14.26%	10.20%	12.63%
Return on average tangible common equity	18.66%	20.13%	19.22%	13.94%	17.38%
Tangible common equity ratio (c)	7.15%	7.71%	7.85%	7.70%	7.26%
Net interest margin (TE)	2.81%	2.80%	2.94%	2.96%	3.09%
Noninterest income as a percentage of total revenue (TE)	26.53%	27.87%	28.22%	28.41%	26.83%
Efficiency ratio (d)	56.03%	56.57%	57.44%	57.01%	58.12%
Average loan/deposit ratio	70.34%	69.81%	71.62%	73.18%	77.28%
Allowance for loan losses as a percentage of period-end loans	1.49%	1.62%	1.78%	1.89%	1.96%
Allowance for credit losses as a percentage of period-end loans (e)	1.63%	1.76%	1.92%	2.03%	2.11%
Annualized net charge-offs to average loans	0.01%	0.01%	0.03%	0.20%	0.34%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	640.81%	527.59%	506.17%	415.00%	354.09%
FTE headcount	3,543	3,486	3,429	3,626	3,926

(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.

(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
NET INCOME
Interest income	$236,786	$238,756	$244,417	$248,300	$250,785
Interest income (TE) (f)	239,331	241,391	247,185	251,154	253,707
Interest expense	8,323	9,460	9,708	13,657	16,198
Net interest income (TE)	231,008	231,931	237,477	237,497	237,509
Provision for credit losses	(22,527)	(28,399)	(26,955)	(17,229)	(4,911)
Noninterest income	83,432	89,612	93,361	94,272	87,089
Noninterest expense	179,939	182,462	194,703	236,770	193,072
Income before income taxes	154,483	164,845	160,322	109,374	133,515
Income tax expense	31,005	27,102	30,740	20,656	26,343
Net income	$123,478	$137,743	$129,582	$88,718	$107,172
For informational purposes - included above, pre-tax
Nonoperating item included in noninterest income:
Gain on hurricane-related insurance settlement	$—	$3,600	$—	$—	$—
Gain on sale of Hancock Horizon Funds	—	—	4,576	—	—
Gain on sale of Mastercard Class B common stock	—	—	—	2,800	—
Nonoperating items included in noninterest expense:
Efficiency initiatives	—	(649)	(1,867)	40,812	—
Hurricane related expenses	—	(680)	5,092	—	—
Loss on redemption of subordinated notes	—	—	—	4,165	—
NONINTEREST INCOME
Service charges on deposit accounts	$21,674	$21,346	$21,159	$19,381	$19,146
Trust fees	15,279	15,547	16,041	16,307	15,003
Bank card and ATM fees	20,396	20,638	19,833	20,483	18,120
Investment and annuity fees and insurance commissions	7,427	7,546	7,167	7,331	7,458
Secondary mortgage market operations	3,746	5,456	6,972	12,556	11,710
Other income	14,910	19,079	22,189	18,214	15,652
Total noninterest income	$83,432	$89,612	$93,361	$94,272	$87,089
NONINTEREST EXPENSE
Personnel expense	$107,396	$108,128	$111,978	$142,654	$119,615
Net occupancy and equipment expense	16,547	16,047	16,868	17,347	17,691
Other real estate and foreclosed assets expense (income), net	(1,764)	246	(376)	(86)	6
Other expense	54,012	54,122	62,151	72,610	51,341
Amortization of intangibles	3,748	3,919	4,082	4,245	4,419
Total noninterest expense	$179,939	$182,462	$194,703	$236,770	$193,072
COMMON SHARE DATA
Earnings per share:
Basic	$1.40	$1.56	$1.46	$1.00	$1.21
Diluted	1.40	1.55	1.46	1.00	1.21

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
ASSETS
Commercial non-real estate loans	$9,584,480	$9,612,460	$9,416,990	$9,532,710	$10,091,342
Commercial real estate - owner occupied loans	2,868,233	2,821,246	2,812,926	2,809,868	2,795,104
Total commercial and industrial loans	12,452,713	12,433,706	12,229,916	12,342,578	12,886,446
Commercial real estate - income producing loans	3,563,299	3,464,626	3,467,939	3,419,028	3,411,028
Construction and land development loans	1,286,655	1,228,670	1,213,991	1,295,036	1,122,141
Residential mortgage loans	2,462,900	2,423,890	2,351,053	2,412,459	2,488,792
Consumer loans	1,557,774	1,583,390	1,623,116	1,679,429	1,756,452
Total loans	21,323,341	21,134,282	20,886,015	21,148,530	21,664,859
Loans held for sale	59,877	93,069	90,618	90,002	124,677
Securities	8,481,095	8,552,449	8,308,622	8,633,133	8,005,990
Short-term investments	3,133,010	3,830,635	3,062,781	2,203,785	2,339,111
Earning assets	32,997,323	33,610,435	32,348,036	32,075,450	32,134,637
Allowance for loan losses	(317,843)	(342,065)	(371,521)	(399,668)	(424,360)
Goodwill and other intangible assets	921,932	925,679	929,599	933,681	937,926
Other assets	2,715,879	2,337,156	2,412,194	2,489,246	2,424,440
Total assets	$36,317,291	$36,531,205	$35,318,308	$35,098,709	$35,072,643
LIABILITIES
Noninterest-bearing deposits	$14,976,670	$14,392,808	$13,653,376	$13,406,385	$13,174,911
Interest-bearing transaction and savings deposits	11,460,993	11,649,855	11,291,878	11,308,744	11,200,412
Interest-bearing public fund deposits	3,014,307	3,294,607	3,055,388	3,206,799	3,198,523
Time deposits	1,047,739	1,128,627	1,207,515	1,351,179	1,636,674
Total interest-bearing deposits	15,523,039	16,073,089	15,554,781	15,866,722	16,035,609
Total deposits	30,499,709	30,465,897	29,208,157	29,273,107	29,210,520
Short-term borrowings	1,620,302	1,665,061	1,745,228	1,516,508	1,652,747
Long-term debt	240,454	244,220	248,011	248,052	397,583
Other liabilities	505,875	485,675	487,146	498,141	394,890
Total liabilities	32,866,340	32,860,853	31,688,542	31,535,808	31,655,740
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,051,534	2,065,214	2,084,387	2,080,486	2,073,658
Retained earnings	1,758,693	1,659,073	1,545,181	1,439,553	1,374,688
Accumulated other comprehensive income (loss)	(359,276)	(53,935)	198	42,862	(31,443)
Total common stockholders' equity	3,450,951	3,670,352	3,629,766	3,562,901	3,416,903
Total liabilities & stockholders' equity	$36,317,291	$36,531,205	$35,318,308	$35,098,709	$35,072,643
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$334,828	$531,059	$935,330	$1,417,523	$2,345,605
CAPITAL RATIOS
Tangible common equity	$2,529,019	$2,744,673	$2,700,167	$2,629,220	$2,478,977
Tier 1 capital (g)	2,963,222	2,890,770	2,799,037	2,692,065	2,622,973
Common equity as a percentage of total assets	9.50%	10.05%	10.28%	10.15%	9.74%
Tangible common equity ratio	7.15%	7.71%	7.85%	7.70%	7.26%
Leverage (Tier 1) ratio (g)	8.38%	8.25%	8.15%	7.83%	7.89%
Common equity tier 1 (CET1) ratio (g)	11.12%	11.09%	11.17%	10.98%	11.00%
Tier 1 risk-based capital ratio (g)	11.12%	11.09%	11.17%	10.98%	11.00%
Total risk-based capital ratio (g)	12.83%	12.84%	13.06%	12.94%	13.60%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended
(in thousands)	3/31/2022	12/31/2021	3/31/2021
ASSETS
Commercial non-real estate loans	$9,497,772	$9,339,223	$10,053,333
Commercial real estate - owner occupied loans	2,867,252	2,802,894	2,839,135
Total commercial and industrial loans	12,365,024	12,142,117	12,892,468
Commercial real estate - income producing loans	3,510,957	3,462,044	3,367,954
Construction and land development loans	1,243,314	1,198,638	1,073,843
Residential mortgage loans	2,441,359	2,365,798	2,600,492
Consumer loans	1,561,384	1,601,533	1,810,541
Total loans	21,122,038	20,770,130	21,745,298
Loans held for sale	64,271	77,405	111,753
Securities (h)	8,687,758	8,378,258	7,468,541
Short-term investments	3,327,859	3,687,866	1,690,045
Earning assets	33,201,926	32,913,659	31,015,637
Allowance for loan losses	(338,385)	(362,112)	(451,830)
Goodwill and other intangible assets	923,752	927,571	940,074
Other assets	2,216,510	2,349,909	2,574,319
Total assets	$36,003,803	$35,829,027	$34,078,200
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$14,363,324	$14,126,335	$12,374,235
Interest-bearing transaction and savings deposits	11,423,421	11,405,136	10,795,991
Interest-bearing public fund deposits	3,154,540	3,057,776	3,211,077
Time deposits	1,088,508	1,161,418	1,757,460
Total interest-bearing deposits	15,666,469	15,624,330	15,764,528
Total deposits	30,029,793	29,750,665	28,138,763
Short-term borrowings	1,689,906	1,691,579	1,688,368
Long-term debt	241,828	245,369	396,731
Other liabilities	435,215	499,411	412,872
Common stockholders' equity	3,607,061	3,642,003	3,441,466
Total liabilities & stockholders' equity	$36,003,803	$35,829,027	$34,078,200
For informational purposes only - included above
SBA Paycheck Protection Program (PPP) loans	$430,363	$708,435	$2,191,284

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	3/31/2022			12/31/2021			3/31/2021
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,119.3	$150.3	3.56%	$16,802.8	$150.7	3.56%	$17,334.3	$155.9	3.65%
Residential mortgage loans	2,441.3	21.0	3.44%	2,365.8	20.5	3.46%	2,600.5	24.7	3.79%
Consumer loans	1,561.4	18.4	4.77%	1,601.5	18.9	4.68%	1,810.5	21.4	4.79%
Loan fees & late charges	—	4.4	0.00%	—	10.3	0.00%	—	13.4	0.00%
Total loans (TE) (j) (k)	21,122.0	194.1	3.72%	20,770.1	200.4	3.83%	21,745.3	215.4	4.01%
Loans held for sale	64.3	0.7	4.36%	77.4	0.6	3.02%	111.8	0.7	2.41%
US Treasury and government agency securities	397.8	1.6	1.64%	418.4	1.6	1.60%	214.5	0.9	1.77%
CMOs and mortgage backed securities	7,352.5	34.5	1.88%	7,019.6	30.5	1.74%	6,307.9	29.4	1.86%
Municipals (TE)	916.5	6.7	2.93%	924.1	6.8	2.93%	934.5	6.8	2.93%
Other securities	21.0	0.2	3.31%	16.2	0.1	3.50%	11.6	0.1	4.07%
Total securities (TE) (l)	8,687.8	43.0	1.98%	8,378.3	39.0	1.86%	7,468.5	37.2	2.00%
Total short-term investments	3,327.8	1.5	0.19%	3,687.9	1.4	0.15%	1,690.0	0.4	0.10%
Average earning assets yield (TE)	$33,201.9	$239.3	2.91%	$32,913.7	$241.4	2.92%	$31,015.6	$253.7	3.30%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,423.4	$1.1	0.04%	$11,405.1	$1.3	0.04%	$10,796.0	$3.4	0.13%
Time deposits	1,088.5	0.6	0.24%	1,161.4	0.8	0.27%	1,757.4	3.0	0.69%
Public funds	3,154.6	2.1	0.26%	3,057.8	2.8	0.36%	3,211.1	2.8	0.36%
Total interest-bearing deposits	15,666.5	3.8	0.10%	15,624.3	4.9	0.12%	15,764.5	9.2	0.24%
Short-term borrowings	1,689.9	1.4	0.34%	1,691.6	1.5	0.34%	1,688.4	1.5	0.36%
Long-term debt	241.8	3.1	5.17%	245.4	3.1	5.12%	396.7	5.5	5.48%
Total borrowings	1,931.7	4.5	0.95%	1,937.0	4.6	0.95%	2,085.1	7.0	1.34%
Total interest-bearing liabilities cost	17,598.2	8.3	0.19%	17,561.3	9.5	0.21%	17,849.6	16.2	0.37%
Net interest-free funding sources	15,603.7			15,352.4			13,166.0
Total cost of funds	33,201.9	8.3	0.10%	32,913.7	9.5	0.11%	31,015.6	16.2	0.21%
Net Interest Spread (TE)		$231.0	2.72%		$231.9	2.70%		$237.5	2.94%
Net Interest Margin (TE)	$33,201.9	$231.0	2.81%	$32,913.7	$231.9	2.80%	$31,015.6	$237.5	3.09%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $1.5 million, $1.9 million and $3.5 million for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2022	12/31/2021	3/31/2021
Nonaccrual loans (m)	$42,439	$55,523	$108,434
Restructured loans - still accruing	2,903	3,788	6,320
Total nonperforming loans	45,342	59,311	114,754
ORE and foreclosed assets	6,345	7,533	9,467
Total nonperforming assets	$51,687	$66,844	$124,221
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.24%	0.32%	0.57%
Accruing loans 90 days past due (n)	$4,258	$5,524	$5,090
Accruing loans 90 days past due as a percentage of loans	0.02%	0.03%	0.02%
Nonperforming assets + accuring loans 90 days past due to loans, ORE and foreclosed assets	0.26%	0.34%	0.60%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$342,065	$371,521	$450,177
Provision for loan losses	(23,903)	(28,787)	(7,563)
Charge-offs	(5,385)	(6,155)	(22,104)
Recoveries	5,066	5,486	3,850
Net charge-offs	(319)	(669)	(18,254)
Ending Balance	$317,843	$342,065	$424,360
Reserve for Unfunded Lending Commitments:
Beginning balance	$29,334	$28,946	$29,907
Provision for losses on unfunded lending commitments	1,376	388	2,652
Ending balance	$30,710	$29,334	$32,559
Total Allowance for Credit Losses	$348,553	$371,399	$456,919
Total Provision for Credit Losses	$(22,527)	$(28,399)	$(4,911)
Allowance for loan losses as a percentage of period-end loans	1.49%	1.62%	1.96%
Allowance for credit losses as a percentage of period-end loans	1.63%	1.76%	2.11%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	640.81%	527.59%	354.09%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$(814)	$(502)	$16,206
Residential mortgage loans	(19)	(31)	(97)
Consumer loans	1,152	1,202	2,145
Total net charge-offs	$319	$669	$18,254
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	(0.02)%	(0.01)%	0.38%
Residential mortgage loans	(0.00)%	(0.01)%	(0.02)%
Consumer loans	0.30%	0.30%	0.48%
Total net charge-offs as a percentage of average loans	0.01%	0.01%	0.34%

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $3.6 million, $6.8 million and $7.2 million at March 31, 2022, December 31, 2021 and March 31, 2022, respectively.
(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at March 31, 2021.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Nonaccrual loans (m)	$42,439	$55,523	$60,357	$83,551	$108,434
Restructured loans - still accruing	2,903	3,788	3,071	3,830	6,320
Total nonperforming loans	45,342	59,311	63,428	87,381	114,754
ORE and foreclosed assets	6,345	7,533	8,423	10,201	9,467
Total nonperforming assets	$51,687	$66,844	$71,851	$97,582	$124,221
Nonperforming assets as a percentage of loans, ORE and foreclosed assets	0.24%	0.32%	0.34%	0.46%	0.57%
Accruing loans 90 days past due (n)	$4,258	$5,524	$9,970	$8,925	$5,090
Accruing loans 90 days past due as a percentage of loans	0.02%	0.03%	0.05%	0.04%	0.02%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	0.26%	0.34%	0.39%	0.50%	0.60%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$317,843	$342,065	$371,521	$399,668	$424,360
Reserve for unfunded lending commitments	30,710	29,334	28,946	29,524	32,559
Total allowance for credit losses	$348,553	$371,399	$400,467	$429,192	$456,919
Total provision for credit losses	$(22,527)	$(28,399)	$(26,955)	$(17,229)	$(4,911)
Allowance for loan losses as a percentage of period-end loans	1.49%	1.62%	1.78%	1.89%	1.96%
Allowance for credit losses as a percentage of period-end loans	1.63%	1.76%	1.92%	2.03%	2.11%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	640.81%	527.59%	506.17%	415.00%	354.09%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$(814)	$(502)	$536	$9,257	$16,206
Residential mortgage loans	(19)	(31)	(485)	(133)	(97)
Consumer loans	1,152	1,202	1,719	1,374	2,145
Total net charge-offs	$319	$669	$1,770	$10,498	$18,254
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	(0.02)%	(0.01)%	0.01%	0.22%	0.38%
Residential mortgage loans	(0.00)%	(0.01)%	(0.08)%	(0.02)%	(0.02)%
Consumer loans	0.30%	0.30%	0.41%	0.32%	0.48%
Total net charge-offs as a percentage of average loans:	0.01%	0.01%	0.03%	0.20%	0.34%
AVERAGE LOANS
Commercial & real estate loans	$17,119,295	$16,802,799	$16,918,343	$17,233,112	$17,334,265
Residential mortgage loans	2,441,359	2,365,798	2,376,500	2,442,956	2,600,492
Consumer loans	1,561,384	1,601,533	1,646,330	1,712,746	1,810,541
Total average loans	$21,122,038	$20,770,130	$20,941,173	$21,388,814	$21,745,298

(m) Included in nonaccrual loans are nonaccruing restructured loans totaling $3.6 million, $6.8 million, $7.2 million, $6.8 million and $7.2 million at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021, respectively.

(n) Excludes 90+ accruing loan troubled debt restructured loans already reflected in total nonperforming loans of $1.8 million at March 31, 2021.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended
(in thousands)	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Net interest income	$228,463	$229,296	$234,709	$234,643	$234,587
Noninterest income	83,432	89,612	93,361	94,272	87,089
Total revenue	311,895	318,908	328,070	328,915	321,676
Taxable equivalent adjustment (o)	2,545	2,635	2,768	2,854	2,922
Nonoperating revenue	—	(3,600)	(4,576)	(2,800)	—
Operating revenue (TE)	314,440	317,943	326,262	328,969	324,598
Noninterest expense	(179,939)	(182,462)	(194,703)	(236,770)	(193,072)
Nonoperating expense	—	(1,329)	3,225	44,977	—
Operating pre-provision net revenue (TE)	$134,501	$134,152	$134,784	$137,176	$131,526

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.